Exhibit 99

For more information, contact:

Rebecca R. Eckert

Chief Accounting Officer

(502) 329-2000

SYPRIS REPORTS SECOND QUARTER RESULTS

ORDERS UP 110% TO $47 MILLION FOR SYPRIS ELECTRONICS

STRONG DEMAND FROM ELECTRONIC WARFARE AND COMMUNICATIONS MARKETS

LOUISVILLE, KY (August 12, 2025) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its second quarter ended June 29, 2025.

HIGHLIGHTS

●

The Company’s second quarter revenue decreased compared to the prior-year quarter primarily due to the near-term impact of tariffs, which reduced demand from certain transportation-related customers and necessitated the conversion of certain shipments from our facility in Mexico to a value-add only sub-maquiladora.

●

The Company’s gross profit decreased compared to the prior-year period due to the volume decrease described above, an unfavorable mix for both segments, and production inefficiencies resulting from material availability issues for Sypris Electronics.

●	Orders for Sypris Electronics increased 110% to $47 million, driving backlog up 26% from year-end 2024.

●	Orders for our energy products increased slightly when compared to the prior-year quarter, while backlog rose 26% from year-end 2024.

●

During the quarter, Sypris Electronics announced a follow-on award from a U.S. DoD prime contractor for a secure communications infrastructure program. Sypris will manufacture and test the embedded circuit card assemblies that will perform certain cryptographic functions for the Army Key Management System. Deliveries are expected to begin in 2026.

●

Sypris Electronics also announced that it received releases for an additional four systems under a multi-year production contract that was first announced in 2022. The modules to be produced by Sypris will be integrated into an electronic warfare improvement program for the U.S. Navy. Deliveries are expected to begin in 2026.

●

Sypris Technologies announced that it entered a long-term agreement to supply certain drivetrain components for a new electrified truck of a leading global commercial vehicle manufacturer. Deliveries are expected to begin in 2026.

●

Subsequent to quarter end, Sypris Electronics announced that it had secured follow-on contract awards to manufacture and test electronic power supply modules for multiple high-reliability subsea communication networks, with production currently underway and expected to continue through 2026.

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Sypris Reports Second Quarter Results

August 12, 2025

“The past few months have been insightful as we evaluate how tariffs might affect the economy and our customers, which may, in turn, affect our overall results,” commented Jeffrey T. Gill, President and Chief Executive Officer. “We are focused on operational excellence to drive the timely and efficient execution of the rapidly growing demand at Sypris Electronics. Customer funding has already been secured for a portion of the key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.

“A moderate decrease in production is anticipated this year from Sypris Technologies customers in the automotive, commercial vehicle, sport-utility and off-highway markets. However, we believe that the market diversification Sypris Technologies has accomplished over recent years by adding new programs in the automotive, sport-utility and off-highway markets will help offset some of the anticipated cyclical decline for the commercial vehicle market.

“Orders for our energy products remained steady during the period, with open quotes still outstanding on several large projects. Additional opportunities for growth may exist with new global projects in support of increasing LNG demand, including support for the projected steep increase in electricity demand from data centers to support AI. We are also actively pursuing applications for our products in adjacent markets including CO2 capture to further diversify our industry and customer portfolios.”

Second Quarter Results

The Company reported revenue of $31.4 million for the second quarter of 2025, compared to $35.5 million for the prior-year comparable period. Additionally, the Company reported a net loss of $2.1 million, or $0.09 per share, compared with breakeven net income for the prior-year period.

For the six months ended June 29, 2025, the Company reported revenue of $60.9 million compared to $71.1 million for the first half of 2024. The Company reported a net loss of $3.0 million compared with a net loss of $2.2 million for the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies was $14.1 million in the second quarter of 2025 compared to $17.8 million for the prior-year period, reflecting the anticipated cyclical decline in the commercial vehicle market in addition to volume declines related to tariff uncertainty. Furthermore, during 2025, Sypris Technologies began operating under a sub-maquiladora services agreement with one of its customers in Mexico under which the material is consigned to us by the customer instead of being included in the price. This resulted in a revenue decrease of $1.6 million as compared to the prior-year comparable period. Gross profit for the second quarter of 2025 was $2.1 million, or 15.2% of revenue, compared to $2.7 million, or 15.2% of revenue, for the same period in 2024. Gross profit for the second quarter of 2025 was negatively impacted by the decrease in volumes, partially offset by a $0.4 million favorable impact from foreign currency exchange rates for our Mexican subsidiary.

Sypris Electronics

Revenue for Sypris Electronics was $17.3 million in the second quarter of 2025 compared to $17.7 million for the prior-year period as a result of changes in customer delivery schedules for the current year and delays resulting from material availability issues. Gross profit for the second quarter of 2025 was $0.4 million, or 2.5% of revenue, compared to $2.9 million, or 16.5% of revenue, for the same period in 2024. Some of the material availability issues have delayed certain customer deliveries, limited our ability to ramp up production in response to customer demand for certain products and have caused out-of-sequence manufacturing, which increases costs and decreases operational efficiency.

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Sypris Reports Second Quarter Results

August 12, 2025

Outlook

Commenting on the future, Mr. Gill added, “With a strong backlog, new program wins and long-term contract extensions in place, we are confident that our future has the potential to be very positive despite the increased market uncertainty. We are closely monitoring customer demand and forward-looking signals and believe our long-standing track record of resilience will allow us to successfully navigate any headwinds. While we anticipate a modest decline in revenue due to the conversion of certain shipments from Mexico to the U.S. into a value-add only sub-maquiladora basis, and the cyclical decrease in production volumes in the commercial vehicle market, we expect the combined strength of our backlog for Sypris Electronics and robust orders for our energy products to serve as a partial offset.”

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the termination or non-renewal of existing contracts by customers; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation, as well as the impact of proposed or imposed tariffs by the U.S. government on imports to the U.S. and/or the imposition of retaliatory tariffs by foreign countries; our reliance on a few key customers, third party vendors and sub-suppliers; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the costs and supply of insurance on acceptable terms and with adequate coverage; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, or disruptions resulting from the Russia-Ukraine war or the Israel and Gaza conflict, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; labor relations; strikes; union negotiations; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, premises liability, personal injury, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; costs associated with environmental or other claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U.S. or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports Second Quarter Results

August 12, 2025

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	June 29,	June 30,
	2025	2024
	(Unaudited)
Revenue	$31,426	$35,521
Net (loss) income	$(2,051)	$16
(Loss) Income per common share:
Basic	$(0.09)	$0.00
Diluted	$(0.09)	$0.00
Weighted average shares outstanding:
Basic	22,285	21,989
Diluted	22,285	22,288

	Six Months Ended
	June 29,	June 30,
	2025	2024
	(Unaudited)
Revenue	$60,934	$71,074
Net loss	$(2,950)	$(2,205)
Loss per common share:
Basic	$(0.13)	$(0.10)
Diluted	$(0.13)	$(0.10)
Weighted average shares outstanding:
Basic	22,214	21,973
Diluted	22,214	21,973

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Sypris Reports Second Quarter Results

August 12, 2025

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$14,097	$17,841	$27,670	$36,191
Sypris Electronics	17,329	17,680	33,264	34,883
Total net revenue	31,426	35,521	60,934	71,074
Cost of sales:
Sypris Technologies	11,954	15,122	23,420	31,421
Sypris Electronics	16,888	14,758	31,564	31,128
Total cost of sales	28,842	29,880	54,984	62,549
Gross profit:
Sypris Technologies	2,143	2,719	4,250	4,770
Sypris Electronics	441	2,922	1,700	3,755
Total gross profit	2,584	5,641	5,950	8,525
Selling, general and administrative	4,025	4,368	7,521	8,626
Operating (loss) income	(1,441)	1,273	(1,571)	(101)
Interest expense, net	381	604	683	922
Other expense, net	224	194	389	535
(Loss) income before taxes	(2,046)	475	(2,643)	(1,558)
Income tax expense, net	5	459	307	647
Net (loss) income	$(2,051)	$16	$(2,950)	$(2,205)
(Loss) income per common share:
Basic	$(0.09)	$0.00	$(0.13)	$(0.10)
Diluted	$(0.09)	$0.00	$(0.13)	$(0.10)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	22,285	21,989	22,214	21,973
Diluted	22,285	22,288	22,214	21,973

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Sypris Reports Second Quarter Results

August 12, 2025

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	June 29,	December 31,
	2025	2024
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$6,352	$9,675
Accounts receivable, net	10,430	10,593
Inventory, net	58,582	66,680
Other current assets	9,958	11,070
Total current assets	85,322	98,018
Property, plant and equipment, net	12,891	13,299
Operating lease right-of-use assets	3,266	3,749
Other assets	4,358	4,310
Total assets	$105,837	$119,376
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,834	$18,428
Accrued liabilities	41,031	57,639
Operating lease liabilities, current portion	774	906
Finance lease obligations, current portion	1,200	1,507
Equipment financing obligations, current portion	469	481
Working capital line of credit	500	500
Note payable - related party, current portion	2,000	-
Total current liabilities	61,808	79,461

Operating lease liabilities, net of current portion	2,799	3,251
Finance lease obligations, net of current portion	573	735
Equipment financing obligations, net of current portion	749	852
Note payable - related party, net of current portion	9,989	8,986
Other liabilities	11,240	6,510
Total liabilities	87,158	99,795
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 23,051,483 shares issued and 23,029,970 outstanding in 2025 and 23,041,523 shares issued and 23,020,010 outstanding in 2024	230	230
Additional paid-in capital	157,443	156,980
Accumulated deficit	(121,562)	(118,612)
Accumulated other comprehensive loss	(17,432)	(19,017)
Treasury stock, 21,513 in 2025 and 2024	-	-
Total stockholders’ equity	18,679	19,581
Total liabilities and stockholders’ equity	$105,837	$119,376

Note: The balance sheet at December 31, 2024, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports Second Quarter Results

August 12, 2025

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Six Months Ended
	June 29,	June 30,
	2025	2024
	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,950)	$(2,205)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,407	1,676
Deferred income taxes	129	39
Stock-based compensation expense	565	438
Deferred loan costs amortized	3	4
Provision for excess and obsolete inventory	105	508
Non-cash lease expense	483	610
Other noncash items	266	234
Contributions to pension plans	(169)	(108)
Changes in operating assets and liabilities:
Accounts receivable	114	(2,743)
Inventory	8,187	11,563
Prepaid expenses and other assets	1,815	(743)
Accounts payable	(2,636)	(4,144)
Accrued and other liabilities	(11,754)	(674)
Net cash (used in) provided by operating activities	(4,435)	4,455
Cash flows from investing activities:
Capital expenditures	(161)	(508)
Net cash used in investing activities	(161)	(508)
Cash flows from financing activities:
Proceeds from equipment financing obligations	-	430
Proceeds from Note Payable - related party	3,000	2,500
Principal payments on finance lease obligations	(737)	(659)
Principal payments on equipment financing obligations	(266)	(319)
Indirect repurchase of shares for minimum statutory tax withholdings	(102)	(1)
Net cash provided by financing activities	1,895	1,951
Effect of exchange rate changes on cash balances	(622)	(19)
Net (decrease) increase in cash and cash equivalents	(3,323)	5,879
Cash and cash equivalents at beginning of period	9,675	7,881
Cash and cash equivalents at end of period	$6,352	$13,760

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